Exhibit 10.8

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made effective as of the 9th day of December 2020 (“Agreement Execution Date”), by and between Meso Numismatics Inc., a Nevada Corporation (the “Borrower”), and Investor, a Nevada limited liability Company, (Lender”). (The Borrower and Lender sometimes may be referred to as the “Parties”).

WHEREAS, the Borrower desires that Lender fund an amount to the Borrower and Lender is willing to fund such amount to the Borrower, on the terms set forth herein below.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the Parties hereto agree as follows:

1. Loan Amount. The Parties hereby agree that Lender shall fund the Borrower (“Loan”) an amount equal to USD $100,000.00 (“Loan Amount”), which Loan Amount shall be wired to the Borrower within 3 business days of the Agreement Execution Date, pursuant to wiring instructions provided for by the Borrower to the Lender.

2. Promissory Note. The Loan shall be evidenced by an original issue discount non-convertible promissory note in the amount of $110,000 (“Principal Amount”), which note is attached hereto as Exhibit A (the “Note”). The Note shall be executed by the Borrower as of the Agreement Execution Date. Every term contained in the Note shall be deemed incorporated into this Agreement. To the extent any provision of the Note shall be deemed to be inconsistent with the provisions of this Agreement, however, the provisions of this Agreement shall prevail.

3. Interest. The Principal Amount shall bear interest at an annual compounded rate of 15% (“Interest’). The Interest, along with the Principal Amount, shall become due and payable on the Maturity Date (as defined below).

4. Warrants. In consideration for the Loan and in addition to the Note, the Borrower shall issue the Lender warrants (“Warrants”) in the form described herein in Exhibit B, providing the Lender the right to purchase up to 1,000,000 shares of common stock of the Borrower at an exercise price of $0.03 per share. The Warrants shall have a term of three (3) years and shall have a cashless exercise.

5. Terms of the Repayment of the Loan.

(a)	Subject to the default provisions in the Note, the Loan shall be repaid on December 9, 2023 (“Maturity Date”).

(b)	If any payment of the Principal Amount, Interest and Penalty, as applicable (and as defined below), becomes due on a day on which the Lender is closed, such payment shall be made no later than the next succeeding Business Day (a “Business Day” shall be considered to be Monday through Friday excluding weekends and public holidays) and such extension shall be included in computing interest in connection with such payment.

(c)	The Borrower shall be entitled to prepay the Loan; and

(d)	All payments by Borrower on account of Principal Amount, Interest and/or Penalty (“Payment”) hereunder shall be made in lawful money of the United States of America, in immediately available funds.

6. Penalty. Borrower will pay a default rate equal to 5% per annum in excess of the rate set forth herein (“Penalty”) for each day any Payment due and payable herein in this Agreement is late and has not been made on its due date.

7. Representation of The Borrower.

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and/or conducted.

(b) The Borrower has all requisite power and has obtained full authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Borrower and to perform its obligations hereunder and nothing in this Agreement contravenes any existing law or breaches any prior obligation of the Borrower with respect to any subject or transaction contemplated herein.

8. Representation of Lender.

(a) The Lender represents that it has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Borrower and to perform its obligations hereunder.

(b) This Agreement and the Loan involve a high degree of risk and Lender acknowledges that Lender can bear the complete economic risk, including the total loss of the Loan Amount.

(c) Lender has the sophistication, knowledge and business acumen necessary to adequately evaluate funding the Loan Amount to the Borrower and understands completely the terms, conditions, and risks associated with same.

9. Termination. This Agreement shall terminate (“Termination”):

(a)	upon full repayment to the Lender; or

(b)	upon mutual written agreement by the Parties.

10. Assignments, Successors and No-Third Party Rights. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

11. Miscellaneous.

(a) All of the terms and provisions of this Agreement will be binding upon Borrower, and Lender and their respective successors.

(b) This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties, This Agreement may be amended only by a writing executed by each of the Parties on the subject matter hereof.

(c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law.

(d) Any notice, request or other communication required or permitted hereunder shall be in writing and signed and shall be deemed to have been duly given when received if personally delivered, sent by facsimile, or by established overnight courier to the address to be communicated by each of the Parties.

(e) The Parties hereto agree that Lender may assign any of its rights and obligations herein to any of its assigns, at its sole discretion.

(f) If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(g) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures.

[SIGNATURE PAGE TO FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MESO NUMISMATICS INC.

By:
Name:	David Christensen
Title:	CEO

INVESTOR

By:
Name:
Title:

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